UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2011

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2011, the Board of Directors of Tier Technologies, Inc. (“Tier” or the “Company”) adopted a Change in Control Equity Vesting Acceleration Plan.  Alex P. Hart, the Company’s President and Chief Executive Officer, Jeff Hodges, the Company’s Chief Financial Officer, and the Company’s other executive officers are participants in the plan.

The plan provides for the immediate exercisability of a participant’s outstanding options and the immediate vesting of a participant’s unvested restricted shares and restricted stock units (“RSUs”) if both a change in control and a covered termination occur during the covered period.  Because both of these must occur, the plan is a “double trigger” plan.

The plan defines “change in control” to include (i) the acquisition by an individual, entity, or group of beneficial ownership of the Company’s common stock if, after such acquisition, such person beneficially owns 50.01% or more of the then-outstanding shares of common stock of the Company; (ii) the consummation of certain types of mergers, consolidations, reorganizations, recapitalizations, and share exchanges specified in the plan; (iii) a change in the composition of the Board that results in the continuing directors (as defined in the plan) no longer constituting a majority of the Board; and (iv) the liquidation or dissolution of the Company.  The plan’s definition of “change in control” is subject to the terms, conditions, and limitations, including the Board authority, specified in the plan, and the Board may, in certain circumstances, treat a change in control as not satisfying the foregoing definition.

If a participant is terminated for any reason other than cause, death, or disability, the termination is a covered termination under the plan.  In addition, if the participant has an individual employment agreement that permits him to resign for good reason and he resigns for good reason under his individual employment agreement, then, subject to the conditions and limitations specified in the plan, the resignation is a covered termination under the plan.  Acceleration under the plan is also subject to a release of claims against the Company.

The covered period under the plan is the period twelve months after a change in control.

The Board may amend the plan, but no amendment can modify or diminish the rights to equity vesting acceleration of any options, restricted shares, or RSUs that are outstanding at the time of the amendment.

The foregoing description of the Change in Control Equity Vesting Acceleration Plan is only a summary and is qualified in its entirety by the full text of the plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Change in Control Equity Vesting Acceleration Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ Jeff Hodges
	Name:	Jeff Hodges
	Title:	Chief Financial Officer
Date: November 8, 2011

Exhibit Index

Exhibit No.	Description
10.1	Change in Control Equity Vesting Acceleration Plan